Subject to completion Preliminary

Pricing Supplement dated June 3, 2011

Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010, the Prospectus Supplement dated May 27, 2011 and the Index Supplement dated May 31, 2011)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and index supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. BARCLAYS CAPITAL INVESTOR SOLUTIONS Annual AutoCallable Notes due July 2, 2014 Linked to the Russell 2000® Index These Notes are linked to the performance of the Russell 2000® Index (the “Index”). If, on any Call Valuation Date, the Index closes at or above its Initial Level, the Notes will be automatically called and investors will (subject to issuer credit risk) receive 100% of the principal amount of their Notes plus a pre-determined call premium. If the Notes are not automatically called and the Final Level of the Index is equal to or greater than the Protection Level, investors will receive (subject to issuer credit risk) 100% of the principal amount of their Notes. If the Notes are not automatically called and the Final Level of the Index is below the Protection Level, investors will be fully exposed to any decline of the Index from the Initial Level on the Initial Valuation Date to the Final Level on the Final Valuation Date and may lose some or all of the principal amount of their Notes. Terms and Conditions Issuer Barclays Bank PLC Issue Date June 30, 2011 Initial Valuation Date June 27, 2011 Final Valuation Date June 27, 2014* Maturity Date July 2, 2014* Call Valuation Dates* July 2, 2012 June 27, 2013 June 27, 2014 Reference Asset Russell 2000® Index (Bloomberg symbol “RTY ”) Call Premium Percentages First Call Valuation Date: 9%-12%** Second Call Valuation Date: 18%-24%** Final Call Valuation Date: 27%-36%** ** Actual call premium percentages will be determined on the Initial Valuation Date Initial Level Index closing level on the Initial Valuation Date Final Level Index closing level on the Final Valuation Date Protection Level 80% of the Initial Level of the Index, rounded to the nearest hundredth CUSIP 06738KLR0 ISIN US06738KLR04 * Subject to postponement in the event of a market disruption event, as described in this preliminary pricing supplement. Investing in these Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the accompanying prospectus supplement and “Selected Risk Considerations” in this preliminary pricing supplement. Introduction The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes. Payoff Diagram *** Actual call premium percentage will be determined on the initial valuation date and will not be less than 9% in respect of the first call valuation date, 18% in respect of the second call valuation date and 27% in respect of the final call valuation date. Hypothetical Examples**** Reference Asset Return Investment in the Notes Direct Investment in the Index Reference Asset Return Investment in the Notes Direct Investment in the Index 100% $1,270.00 $2,000 -5% $1,000.00 $950 90% $1,270.00 $1,900 -10% $1,000.00 $900 80% $1,270.00 $1,800 -20% $1,000.00 $800 70% $1,270.00 $1,700 -21% $790.00 $790 60% $1,270.00 $1,600 -30% $700.00 $700 50% $1,270.00 $1,500 -40% $600.00 $600 40% $1,270.00 $1,400 -50% $500.00 $500 30% $1,270.00 $1,300 -60% $400.00 $400 20% $1,270.00 $1,200 -70% $300.00 $300 10% $1,270.00 $1,100 -80% $200.00 $200 5% $1,270.00 $1,050 -90% $100.00 $100 0% $1,270.00 $1,000 -100% $0.00 $0 **** These hypothetical examples assume that the Notes have not been called in respect of the first or second call valuation dates, and are based on a number of other assumptions, as set forth on page PPS-3 to PPS-4 of this preliminary pricing supplement, including, among others, the assumption that the call premium percentage for the final call valuation date is 27%. These hypothetical examples are included for illustrative purposes only.

$ Annual AutoCallable Notes due July 2, 2014 Linked to the Performance of the Russell 2000® Index Global Medium-Term Notes, Series A, No. E-6601

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Initial Valuation Date:	June 27, 2011

Issue Date:	June 30, 2011

Final Valuation Date:*	June 27, 2014*

Maturity Date:	July 2, 2014**

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	Russell 2000® Index (the “Index”) (Bloomberg ticker symbol “RTY <Index>”)

Automatic Call:	On any Call Valuation Date, if the Index Closing Level on such Call Valuation Date is greater than or equal to the Initial Level on the Initial Valuation Date, the Notes will be automatically called for a cash payment per $1,000 principal amount Note equal to the applicable call price payable on the applicable Early Redemption Date.

Call Valuation Dates:*	July 2, 2012 (the first Call Valuation Date), June 27, 2013 (the second Call Valuation Date) and June 27, 2014 (the final Call Valuation Date)

Early Redemption Date:	The third Business Day after the applicable Call Valuation Date.

Call Price:

For every $1,000 principal amount Note, you will receive one payment of $1,000 plus a call premium calculated as follows:

•      9.00%-12.00%*** × $1,000 if the Notes are automatically called in respect of the first Call Valuation Date

•      18.00%-24.00%*** × $1,000 if the Notes are automatically called in respect of the second Call Valuation Date

•      27.00%-36.00%*** × $1,000 if the Notes are automatically called in respect of the final Call Valuation Date

*** The actual call premium percentage will be determined on the Initial Valuation Date and will not be less than 9.00% in respect of the first Call Valuation Date, 18.00% in respect of the second Call Valuation Date and 27.00% in respect of the final Call Valuation Date.

Protection Level:	80% of the Initial Level of the Index, rounded to the nearest hundredth

Payment at Maturity:

If the Notes are not automatically called, you will receive at maturity:

(i)       if the Final Level of the Index on the Final Valuation Date is equal to or greater than the Protection Level and is less than the Initial Level on the Initial Valuation Date, a cash payment equal to the principal amount of the Notes;

(ii)      if the Final Level of the Index on the Final Valuation Date is less than the Protection Level, a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the Reference Asset Return, calculated per $1,000 principal amount Note as follows:

$1,000 + [$1,000 × (Reference Asset Return)]

You may lose some or all of your principal at maturity. If the Final Level of the Index on the Final Valuation Date is less than the Protection Level, your Notes will be fully exposed to any decline of the Index from the Initial Level on the Initial Valuation Date to the Final Level on the Final Valuation Date and you may lose some or all of your principal. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Reference Asset Return:	The performance of the Index from the Initial Level to the Final Level, calculated as follows: Final Level – Initial Level Initial Level

Initial Level:	[—], the Index Closing Level on the Initial Valuation Date.

Final Level:	The Index Closing Level on the Final Valuation Date.

Index Closing Level:	The closing level of the Index published at the regular weekday close of trading on the relevant valuation date as determined by the Calculation Agent and displayed on Bloomberg Professional® service page “RTY<Index>” or any successor page on Bloomberg Professional® service or any successor service, as applicable. In certain circumstances, the closing level of the Index will be based on the alternate calculation of the Index as described in “Reference Assets—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-90 of the accompanying Prospectus Supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738KLR0 and US06738KLR04

*	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” in the prospectus supplement.
**	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes – Maturity Date” and “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations” beginning on page PPS-6 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [TBD]% of the principal amount of the notes, or [$TBD] per $[1,000] principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the Initial Valuation Date as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 and the index supplement dated May 31, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the index supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

•	Index Supplement dated May 31, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511154632/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

Hypothetical Examples of Amounts Payable Upon Automatic Call or at Maturity

Each Table of Hypothetical Values is based on the assumptions outlined below and demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a theoretical direct investment in the Index, based on certain percentage changes between the Initial Level and the Final Level of the Index and depending on whether the Notes are automatically called (prior to the deduction of any applicable brokerage fees or charges). The hypothetical examples below do not take into account any tax consequences from investing in the Notes or a direct investment in the Index.

In each Table of Hypothetical Values some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in the table were determined.

If the Closing Index Level of the Index on any Call Valuation Date is at or above the Initial Level on the Initial Valuation Date, the Notes will be automatically called for redemption at a cash payment per $1,000 principal amount Note equal to the applicable call price on the applicable Early Redemption Date. The applicable call price is determined as follows:

For every $1,000 principal amount Note, you will receive one payment of $1,000 plus a call premium calculated as follows:

•	9.00%-12.00%*** × $1,000 if the Notes are automatically called in respect of the first Call Valuation Date

•	18.00%-24.00%*** × $1,000 if the Notes are automatically called in respect of the second Call Valuation Date

•	27.00%-36.00%*** × $1,000 if the Notes are automatically called in respect of the final Call Valuation Date

**	The actual call premium percentage will be determined on the Initial Valuation Date and will not be less than 9.00% in respect of the first Call Valuation Date, 18.00% in respect of the second Call Valuation Date and 27.00% in respect of the final Call Valuation Date.

If the Notes are not automatically called, the Final Level is determined on the Final Valuation Date and you will receive a payment at maturity:

•

If the Final Level of the Index on the Final Valuation Date is equal to or above the Protection Level and is less than the Initial Level on the Initial Valuation Date, a cash payment equal to the principal amount of the Notes.

PPS–2

•

If the Final Level of the Index on the Final Valuation Date is below the Protection Level, a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the Reference Asset Return, calculated per $1,000 principal amount Note as follows:

$1,000 + [$1,000 × (Reference Asset Return)]

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the Initial Valuation Date at the initial public offering price and holds the Notes to maturity if the Notes are not automatically called.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Reference Asset: Russell 2000® Index

Protection Level: 80% of the Initial Level of the Index, rounded to the nearest hundredth

Call Valuation Dates: July 2, 2012 (the first Call Valuation Date), June 27, 2013 (the second Call Valuation Date) and June 27, 2014 (the final Call Valuation Date)

Maturity Date: July 2, 2014

The call premium percentage for the first Call Valuation Date: 9.00%

The call premium percentage for the second Call Valuation Date: 18.00%

The call premium percentage for the final Call Valuation Date: 27.00%

Table of Hypothetical Values

If Notes are Called in Respect of the First Call

Valuation Date

Reference Asset Return	Investment in the Notes	Direct Investment in the Reference Asset
+ 100%	$1,090.00	$2,000
+ 90%	$1,090.00	$1,900
+ 80%	$1,090.00	$1,800
+ 70%	$1,090.00	$1,700
+ 60%	$1,090.00	$1,600
+ 50%	$1,090.00	$1,500
+ 40%	$1,090.00	$1,400
+ 30%	$1,090.00	$1,300
+ 20%	$1,090.00	$1,200
+ 10%	$1,090.00	$1,100
+ 5%	$1,090.00	$1,050

0%	$1,090.00	$1,000

Since the Closing Index Level of the Index on the first Call Valuation Date is equal to or greater than the Initial Level on the Initial Valuation Date, the Notes are automatically called and you will receive on the first Early Redemption Date a cash payment per $1,000 principal amount Note equal to $1,000 plus the corresponding call premium of $90.00, regardless of the performance of the Index at any time after the first Call Valuation Date, including on the Final Valuation Date.

PPS–3

Table of Hypothetical Values

If Notes are Called in Respect of the Second Call

Valuation Date

Reference Asset Return	Investment in the Notes	Direct Investment in the Reference Asset
+ 100%	$1,180.00	$2,000
+ 90%	$1,180.00	$1,900
+ 80%	$1,180.00	$1,800
+ 70%	$1,180.00	$1,700
+ 60%	$1,180.00	$1,600
+ 50%	$1,180.00	$1,500
+ 40%	$1,180.00	$1,400
+ 30%	$1,180.00	$1,300
+ 20%	$1,180.00	$1,200
+ 10%	$1,180.00	$1,100
+ 5%	$1,180.00	$1,050

0%	$1,180.00	$1,000

Since the Final Level of the Index on the second Call Valuation Date is equal to or greater than the Initial Level on the Initial Valuation Date, the Notes are automatically called and you will receive on the second Early Redemption Date a cash payment per $1,000 principal amount Note equal to $1,000 plus the corresponding call premium of $180.00, regardless of the performance of the Index at any time after the first Call Valuation Date, including on the Final Valuation Date.

Table of Hypothetical Values

If Notes are NOT Called in Respect of the First Call

Valuation Date and the Second Call Valuation Date

Reference Asset Return	Investment in the Notes	Direct Investment in the Reference Asset
+ 100%	$1,270.00	$2,000
+ 90%	$1,270.00	$1,900
+ 80%	$1,270.00	$1,800
+ 70%	$1,270.00	$1,700
+ 60%	$1,270.00	$1,600
+ 50%	$1,270.00	$1,500
+ 40%	$1,270.00	$1,400
+ 30%	$1,270.00	$1,300
+ 20%	$1,270.00	$1,200
+ 10%	$1,270.00	$1,100
+ 5%	$1,270.00	$1,050

0%	$1,270.00	$1,000

- 5%	$1,000.00	$950
- 10%	$1,000.00	$900
- 20%	$1,000.00	$800
- 30%	$700.00	$700
- 40%	$600.00	$600
- 50%	$500.00	$500
- 60%	$400.00	$400
- 70%	$300.00	$300
- 80%	$200.00	$200
- 90%	$100.00	$100
- 100%	$0.00	$0

If Notes are not called in respect of the first Call Valuation Date and the second Call Valuation Date and the Closing Index Level on the final Call Valuation Date (which is also the Final Valuation Date) is at or above the Initial Level on the Initial Valuation Date, the Notes are automatically called and you will receive on the applicable Early Redemption Date a cash payment per $1,000 principal amount Note equal to $1,000 plus the corresponding call premium of $270.00.

If Notes are not automatically called and the Final Level of the Index on the Final Valuation Date (which is also the final Call Valuation Date) is below the Initial Level but at or above the Protection Level, you will receive on the Maturity Date a cash payment per $1,000 principal amount Note equal to $1,000.

If Notes are not automatically called and the Final Level of the Index on the Final Valuation Date (which is also the final Call Valuation Date) is below the Protection Level, you will receive on the Maturity Date a cash payment equal to (a) the principal amount of your Notes plus (b) the principal amount multiplied by the Reference Asset Return.

PPS–4

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The Call Valuation Dates, Early Redemption Dates, Final Valuation Date, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” with respect to the reference asset; and

•	For a description of further adjustments that may affect the Index, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices”.

•

Appreciation Potential—If the Index Closing Level on a Call Valuation Date is greater than or equal to the Initial Level on the Initial Valuation Date, the Notes will be automatically called and your investment will yield a payment per $1,000 principal amount Note of $1,000 plus a call premium equal to: (i) 9.00%*** multiplied by $1,000 if your Notes are automatically called in respect of the first Call Valuation Date, (ii) 18.00%*** multiplied by $1,000 if your Notes are automatically called in respect of the second Call Valuation Date and (iii) 27.00%*** multiplied by $1,000 if your Notes are automatically called in respect of the final Call Valuation Date. ***The actual call premiums will be determined on the Initial Valuation Date and will not be less than 9.00%, 18.00% and 27.00% per $1,000 principal amount Note for the first, second and final Call Valuation Date, respectively. Because the Notes are our senior unsecured obligations, payment of any amount if called or at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party.

•

Exposure to the U.S. Equities of the Russell 2000® Index—The return on the Notes is linked to the Russell 2000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Index, see the information set forth under “Non-Proprietary Indices—Equity Indices— Russell 2000® Index” in the index supplement.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. Holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

PPS–5

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Index. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement and the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in a Loss—If the Notes are not called and the Final Level of the Index on the Final Valuation Date is less than the Protection Level, you will lose 1% of your principal amount for every 1% decline in the Final Level of the Index on the Final Valuation Date as compared to the Initial Level on the Initial Valuation Date. If the Notes are not called and the Final Level of the Index on the Final Valuation Date is less than the Protection Level, you may lose some or all of your principal.

•

Your Return on the Notes is limited to the Applicable Call Price—If the Notes are automatically called in respect of any Call Valuation Date, you will receive on the applicable Early Redemption Date a payment per $1,000 principal amount Note of $1,000 plus a call premium equal to the product of the applicable call premium percentage multiplied by $1,000, regardless of the performance of the Index from the Initial Level on the Initial Valuation Date to the applicable Call Valuation Date.

•

Potential Early Exit—While the original term of the Notes is approximately three years, the Notes will be automatically called if the Closing Index Level of the Index on any Call Valuation Date is at or above the Initial Level on the Initial Valuation Date. If the Notes are called, you will be entitled only to the principal amount of your Notes plus the applicable call premium set forth on the cover of this preliminary pricing supplement. You will not be entitled to any appreciation in the Index at any time after the applicable Call Valuation Date, including on the Final Valuation Date, which may be significant.

•

Limited Protection Afforded by the Protection Level—If the Notes are called or if the Final Level of the Index on the Final Valuation Date does not fall below the Protection Level, you will be entitled to receive, subject to our credit risk, at least the full principal amount of your Notes at maturity or on the Early Redemption Date as applicable. But if the Notes are not called and the Final Level of the Index on the Final Valuation Date is below the Protection Level, for every 1% that the Index has declined from the Initial Level on the Initial Valuation Date, you will lose an amount equal to 1% of the principal amount of your Notes. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

•

The Payment on an Early Redemption Date or at Maturity of Your Notes is Not Based on the Level of the Index at Any Time Other than the Closing Index Level on the applicable Call Valuation Date or the Final Valuation Date, as Applicable—Whether or not the Notes are called prior to maturity will be based solely on the Closing Index Level on the applicable Call Valuation Date (subject to adjustment as described in the prospectus supplement. Therefore, if the Closing Index Level on any Call Valuation Date is less than the Initial Level on the Initial Valuation Date, the Notes will not be automatically called and you will not be entitled to the applicable call premium. Similarly, if the Notes are not called prior to maturity, the Final Level of the Index and the Reference Asset Return will be based solely on the Final Level of the Index on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Accordingly, if the Closing Index Level on the Final Valuation Date is less than the Protection Level, the payment upon maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the level of the Index at a time when the Index level was at or above the Protection Level.

•

No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the Index would have.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

PPS–6

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until redemption or maturity and whether all or part of the gain you may recognize upon the sale, redemption or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the level of the Index on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Index;

•	the time to maturity of the Notes;

•	the dividend rate on the common stocks underlying the Index;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Historical Information

The following graph sets forth the historical performance of the Index based on the daily Index Closing Level from January 7, 2002 through June 2, 2011. The Index Closing Level on June 2, 2011 was 820.69.

We obtained the Index Closing Levels below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Index Closing Level on the Final Valuation Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

PPS–7

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS–8